CUSIP NO. 75524W108	13G

EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned agree, as of February 14, 2023, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Class A Common Stock of Re/Max Holdings, Inc., and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

Dated: February 14, 2023

Magnolia Capital Fund, LP

By:	The Magnolia Group, LLC
General Partner

By:	/s/Adam K. Peterson
Adam K. Peterson, Manager

The Magnolia Group, LLC

By:	/s/Adam K. Peterson
Adam K. Peterson, Manager

By:	/s/Adam K. Peterson
Adam K. Peterson